CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 20, 2015, relating to the financial statements and financial highlights which appear in the December 31, 2014 Annual Reports to Shareholders of RS Technology Fund, RS Partners Fund, RS Select Growth Fund, RS Small Cap Equity Fund, RS Global Natural Resources Fund, RS Mid Cap Growth Fund, RS Value Fund, RS Growth Fund, RS Large Cap Alpha Fund, RS Emerging Markets Fund, RS Global Fund, RS International Fund, RS Emerging Markets Small Cap Fund, RS China Fund, RS Floating Rate Fund, RS Strategic Income Fund, RS Tax-Exempt Fund, RS High Yield Fund, RS High Income Municipal Bond Fund, RS Low Duration Bond Fund, RS Investment Quality Bond Fund, RS Small Cap Growth Fund and RS Investors Fund (each a portfolio of the RS Investment Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, “Additional Information”, and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Francisco, California
April 27, 2015